Exhibit 4.2

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT, dated as of January 27, 2016 (this “Amendment”), is entered into by and among Essendant Co., an Illinois corporation (formerly known as United Stationers Supply Co.; the “Company”), Essendant Inc., a Delaware corporation (formerly known as United Stationers Inc.; the “Parent”), and the holders of Notes issued by the Company that are parties hereto.

RECITALS

A.Pursuant to a Note Purchase Agreement dated as of November 25, 2013, among the Company, the Parent and the purchasers listed on Schedule A thereto (the “Note Purchase Agreement”), the Company issued $150,000,000 of its 3.75% Secured Senior Notes due January 15, 2021 (the “Notes”).  Capitalized terms that are used herein without definition and that are defined in the Note Purchase Agreement shall have the same meanings herein as in the Note Purchase Agreement

B.The parties hereto wish to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Amendment to the Note Purchase Agreement.  (a)  Effective as of the date first above written and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the definition of “Consolidated EBITDA” in Schedule B to the Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“Consolidated EBITDA” means, with respect to any period, (A) Consolidated Net Income for such period, plus (B) to the extent deducted from revenues in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) losses attributable to equity in Affiliates, (vi) non-cash charges related to employee compensation, (vii) any extraordinary non-cash or nonrecurring non-cash charges or losses, (viii) fees, costs and expenses incurred in connection with Acquisitions in an aggregate amount not to exceed $10,000,000 in any fiscal year, (ix) any expense under settlement accounting arising from an offer to terminated vested participants in the Essendant Pension Plan to accept a lump sum in lieu of future pension payments made during a window offering period in 2016 and (~~ix~~ x) in connection with any Qualifying Permitted Acquisition or Material Disposition, calculated on a pro forma basis based on the Parent’s most recent financial statements delivered pursuant to Section 7.1, (1) any cost savings and expenses that relate to such Qualifying Permitted Acquisition or Material Disposition in accordance with Article 11 of Regulation S-X under the Securities Act and (2) any demonstrable cost-savings and operating expense reductions (net of continuing associated expenses) that relate to such Qualifying Permitted Acquisition or Material Disposition or are reasonably anticipated by the Company to be achieved in connection with such Qualifying Permitted Acquisition or Material Disposition within the 12-month period following the consummation thereof, which the Company determines in good faith are reasonable and which are so set forth in a certificate of a financial officer of the Company delivered to the holders of Notes; provided that amounts added back pursuant to this subclause (2) shall be permitted only to the extent to the aggregate additions under subclauses (1) and (2) for such period do not exceed 10% of the amount which could have been included in Consolidated EBITDA in the absence of the adjustment under this clause (~~ix~~ x), minus (C) to the extent included in Consolidated Net Income for such period, any extraordinary non-cash or nonrecurring non-cash gains, all calculated for the Parent and its Subsidiaries on a consolidated basis.

Solely for the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), if at any time during such Reference Period, the Parent or any of its Subsidiaries shall have made any Material Disposition, Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, in each case, calculated on a pro forma basis based on the Parent’s most recent financial statements delivered pursuant to Section 7.1.

(b)The Company hereby agrees to pay an amendment fee to or on behalf of the holders of the Notes (the “Noteholders’ Amendment Fee”) as set forth in Exhibit A hereto.  The holders hereby waive the requirements of the first sentence of Section 17.2(b) of the Note Purchase Agreement.

2.Conditions of Effectiveness.  This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if, each of the following conditions is satisfied:

(a)The warranties and representations of the Company and the Parent contained in Section 3 of this Amendment shall be true and correct as of the date of this Amendment.

(b)Executed counterparts of this Amendment, duly executed by the Company and the holders and acknowledged and agreed to by the Subsidiary Guarantors, shall have been delivered to Chapman and Cutler LLP, as special counsel to the holders.

(c)The holders (or Chapman and Cutler LLP, on behalf of the holders) shall have received (i) a true, complete and correct copy of the amendment to the Credit Agreement relating to the subject matter of this Amendment (the “Credit Agreement Amendment”) and (ii) a true, complete and correct copy of the consent of the lenders under the Company’s asset backed securities facility (the “ABS Facility”) relating to the subject matter of this Amendment (the “ABS Consent”), and each of such Credit Agreement Amendment and ABS Consent shall be in full force and effect prior to the effective date of this Amendment or simultaneously therewith.

(d)The Company shall have paid the Noteholders’ Amendment Fee.

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(e)The Company shall have paid the reasonable and documented fees and expenses of Chapman and Cutler LLP, special counsel to the holders, in connection with the preparation, execution and delivery of this Amendment, to the extent invoiced prior to the date hereof.

3.Representations and Warranties.  Each of the Company and the Parent hereby represents and warrants (which representations shall survive the execution and delivery of this Amendment) to the holders that:

(a)this Amendment and the Note Purchase Agreement as amended hereby, constitute legal, valid and binding obligations of the Company and the Parent and are enforceable against the Company and the Parent in accordance with their terms;

(b)the execution, delivery and performance by the Company and the Parent of this Amendment (i) have been duly authorized by all necessary corporate action on the part of the Company and the Parent; (ii) do not require the consent, approval or authorization of any Governmental Authority, except for the filing of a Form 8-K with the SEC or any state blue sky laws; and (iii) do not and will not (A) contravene, result in any breach of, or constitute a default under, or, except for the Liens under the Collateral Documents, result in the creation of any Lien in respect of any property of the Parent, the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Parent, the Company or any Subsidiary is bound or by which the Parent, the Company or any Subsidiary or any of their respective properties may be bound, (B) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent, the Company or any Subsidiary, or (C) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent, the Company or any Subsidiary;

(c)no Default or Event of Default has occurred which is continuing as of the date hereof or would exist after giving effect to this Amendment; and

(d)neither the Company nor the Parent has paid any fees or other form of consideration in connection with the solicitation of an amendment or consent in connection with any other agreements pursuant to which Indebtedness of the Company is outstanding which relate to the subject matter of this Amendment (including, without limitation, the Credit Agreement and the ABS Facility), except for the Noteholders’ Amendment Fees and an amendment fee to the lenders under Credit Agreement as described in the Credit Agreement Amendment.

4.Reference to and Effect on the Note Purchase Agreement.

(a)Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Note Purchase Agreement, as amended hereby.

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(b)Except as specifically amended above, the Financing Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any of the holders of the Notes, nor constitute a waiver of any provision of any Financing Document or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5.Governing Law.  This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the state of New York excluding choice of law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

6.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.Counterparts; Electronic Execution.  This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart hereof by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

8.Entirety.  This Amendment embodies the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ESSENDANT CO.

By:

Name:

Title:

ESSENDANT INC.

By:

Name:

Title:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:

Name:

Title:

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: PGIM, Inc.

   (as Investment Manager)

By:

Name:

Title:

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By: Prudential Investment Management (Japan), Inc. (as Investment Manager)

By:  PGIM, Inc. (as Sub-Adviser)

By:

Name:

Title:

FARMERS INSURANCE EXCHANGE

MID CENTURY INSURANCE COMPANY

FARMERS NEW WORLD LIFE INSURANCE COMPANY

PHYSICIANS MUTUAL INSURANCE COMPANY

By:  Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:  Prudential Private Placement Investors, Inc.

(as its General Partner)

By:

Name:

Title:

METLIFE INSURANCE COMPANY USA

f/k/a METLIFE INSURANCE COMPANY OF CONNECTICUT

by Metropolitan Life Insurance Company, its Investment Manager

METROPOLITAN LIFE INSURANCE COMPANY

By:

Name:

Title:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:  Babson Capital Management LLC as Investment Adviser

By:

Name:

Title:

MASSMUTUAL ASIA LIMITED

By:  Babson Capital Management LLC as Investment Adviser

By:

Name:

Title:

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

By:

Name:

Title:

Acknowledged and agreed to by:	SUBSIDIARY GUARANTORS:

ESSENDANT FINANCIAL SERVICES LLC

ESSENDANT MANAGEMENT SERVICES LLC

ESSENDANT INDUSTRIAL, LLC

O.K.I. SUPPLY, LLC

OKI MIDDLE EAST HOLDING CO.

CPO COMMERCE ACQUISITION, LLC

CPO COMMERCE, LLC

LIBERTY BELL EQUIPMENT CORPORATION

TRANSSUPPLY GROUP, LLC

LABEL INDUSTRIES, INC.

XL CHAMPION HOLDINGS, LLC

AJS GROUP, LLC

NESTOR HOLDING COMPANY

NESTOR SALES HOLDCO, LLC

NESTOR SALES, LLC

By:

Name:

Title:

EXHIBIT A

NOTEHOLDERS’ AMENDMENT FEES

AMOUNT	PAYABLE TO	WIRING INSTRUCTIONS
$2,500	See Appendix I.	See Appendix I.
$2,500	Metropolitan Life Insurance Company	Bank Name: ABA Routing #: Account No.: Account Name: Ref: Amendment Fee
$2,500	Massachusetts Mutual Life Insurance Company	Citibank New York, New York ABA # Acct # RE:
$2,500	Woodmen of the World Life Insurance Society	Northern CHGO/Trust ABA # Credit Wire Account # Account # Account Name: Swift# RE: Amendment Fee

Appendix 1

United Stationers Supply Co. Fee 2,500.00
913008A@7

Custody Account	Units	% Allocatic	Fee Amount	Portfolio Name
P86188	7,690,000.00	12.61%	315.16	INT'L REINSURANCE-LP-PCG-670
P86189	9,350,000.00	15.33%	383.20	Privest-PCG-950
P86291	15,000,000.00	24.59%	614.75	POJ U.S. PRIVATES-829
P86337	4,970,000.00	8.15%	203.69	PRIAC-SA-NY CARPENTERS-PCG-73
P86355	1,070,000.00	1.75%	43.85	PRIAC-SA-FUJI STABLE VAL FUND-PCG-97
P86341	1,770,000.00	2.90%	72.54	PRIAC-SA-HEALTH CARE SVC-PCG-62
P86353	3,350,000.00	5.49%	137.30	Pru Private Placement Fund Non Legacy-71
P58834	4,650,000.00	7.62%	190.57	Farmers Life - 831
P13939	8,225,000.00	13.48%	337.09	Farmers Exchange - 631
G23628	3,525,000.00	5.78%	144.47	Farmers Exchange - 631
2627099	1,400,000.00	2.30%	57.38	Physicians Mutual Ins Co-805
	61,000,000.00	**100.00%**	**2,500.00**

Deal Name : United Stationers Supply Co.

Par Value :

<u>Wiring Instructions :</u>
Bank Name :

ABA :
Beneficiary :
Account Number :
Ref :

This schedule is based on our interpretation of information provided to us at closing and is not meant to modify or amend the terms of the Note Agreement. Should discrepancies exist, the Note Agreement will dictate actual payment

Deal Name : United Stationers Supply Co.

Par Value :

<u>Wiring Instructions :</u>
Bank Name :

ABA :
Beneficiary :
Account Number :
Ref :

This schedule is based on our interpretation of information provided to us at closing and is not meant to modify or amend the terms of the Note Agreement. Should discrepancies exist, the Note Agreement will dictate actual payment

Deal Name : United Stationers Supply Co.

Par Value :

<u>Wiring Instructions :</u>
Bank Name :

ABA :
Account Name:
Account Number :
Ref :

This schedule is based on our interpretation of information provided to us at closing and is not meant to modify or amend the terms of the Note Agreement. Should discrepancies exist, the Note Agreement will dictate actual payment

Deal Name : United Stationers Supply Co.

Par Value :

<u>Wiring Instructions :</u>
Bank Name :

ABA :
Beneficiary :
Account Number :
Ref :

This schedule is based on our interpretation of information provided to us at closing and is not meant to modify or amend the terms of the Note Agreement. Should discrepancies exist, the Note Agreement will dictate actual payment

Deal Name : United Stationers Supply Co.

Par Value :

Wiring Instructions :
Bank Name :

ABA :
Beneficiary :
Account Number :
Ref :

This schedule is based on our interpretation of information provided to us at closing and is not meant to modify or amend the terms of the Note Agreement. Should discrepancies exist, the Note Agreement will dictate actual payment

Deal Name : United Stationers Supply Co.

Par Value :

Wiring Instructions :
Bank Name :

ABA :
Beneficiary :
Account Number :
Ref :

This schedule is based on our interpretation of information provided to us at closing and is not meant to modify or amend the terms of the Note Agreement. Should discrepancies exist, the Note Agreement will dictate actual payment

Deal Name : United Stationers Supply Co.

Par Value :

Wiring Instructions :
Bank Name :

ABA :
Beneficiary :
Account Number :
Ref :

This schedule is based on our interpretation of information provided to us at closing and is not meant to modify or amend the terms of the Note Agreement. Should discrepancies exist, the Note Agreement will dictate actual payment

Deal Name : United Stationers Supply Co.

Par Value :

Wiring Instructions :
Bank Name :

ABA :
Beneficiary :
Account Number :
Ref :

This schedule is based on our interpretation of information provided to us at closing and is not meant to modify or amend the terms of the Note Agreement. Should discrepancies exist, the Note Agreement will dictate actual payment

Deal Name : United Stationers Supply Co.

Par Value :

Wiring Instructions :
Bank Name :

ABA :
Beneficiary :
Account Number :
Ref :

This schedule is based on our interpretation of information provided to us at closing and is not meant to modify or amend the terms of the Note Agreement. Should discrepancies exist, the Note Agreement will dictate actual payment

Deal Name : United Stationers Supply Co.

Par Value :

Wiring Instructions :
Bank Name :

ABA :
Beneficiary :
Account Number :
Ref :

This schedule is based on our interpretation of information provided to us at closing and is not meant to modify or amend the terms of the Note Agreement. Should discrepancies exist, the Note Agreement will dictate actual payment

Deal Name : United Stationers Supply Co.

Par Value :

Wiring Instructions :
Bank Name :

ABA :
Beneficiary :
Account Number :
Ref :

This schedule is based on our interpretation of information provided to us at closing and is not meant to modify or amend the terms of the Note Agreement. Should discrepancies exist, the Note Agreement will dictate actual payment